SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2017

Synalloy Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	4510 Cox Road, Suite 201 Richmond, Virginia	23060
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605

Inapplicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

ITEM 8.01 Other Events

As previously disclosed in Synalloy Corporation’s filings with the Securities and Exchange Commission, including but not limited to the disclosure on Synalloy Corporation’s Form 8-K dated January 9, 2017, a customer (the “Plaintiff”) filed a lawsuit in January 2014 against Synalloy Corporation, a Delaware corporation (“Synalloy”), Synalloy’s wholly-owned subsidiary, Palmer of Texas Tanks, Inc., a Texas corporation (“Palmer”), and an unrelated defendant in Texas state court alleging breach of warranty, among other claims. This matter arose out of products manufactured and sold by Palmer to the Plaintiff prior to Synalloy’s acquisition of all of Palmer’s outstanding stock in August 2012.

In August and September 2016, the parties to the lawsuit tried the matter in a bench trial in the District Court of Harris County, Texas, 333rd Judicial District (the “Court”). On December 31, 2016, the Court entered final judgment in favor of the Plaintiff and Synalloy and against Palmer. The Court ordered Palmer to pay the Plaintiff approximately $8.60 million in damages, plus pre- and post-judgment interest, and approximately $1.04 million in attorneys’ fees. The Court ruled Synalloy has no liability to the Plaintiff.

Effective June 30, 2017, the parties executed settlement agreements to settle this litigation and, upon satisfaction of certain events, release the final judgment. Because the former shareholders of Palmer were contractually bound, pursuant to the Stock Purchase Agreement by and among Synalloy and the former shareholders dated August 10, 2012, to hold harmless and indemnify Synalloy and Palmer from any and all costs and damages, including the judgment described above and all associated attorneys’ fees, arising out of this matter, neither Synalloy nor Palmer contributed to the payments required by Plaintiff to release the final judgment.

The former shareholders of Palmer have satisfied certain financial obligations to Plaintiff pursuant to the settlement agreements, and on August 31, 2017, the Plaintiff filed a Release of Judgment with the Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ CRAIG C. BRAM
Craig C. Bram
Chief Executive Officer

Dated: September 1, 2017

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